UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 16, 2007
QLT Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5
(Address of principal executive offices)
Registrant’s telephone number, including area code: (604) 707-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          In keeping with QLT Inc.’s philosophy of pay-for-performance, and to counter the potential negative perception among the company’s general employee population due to the limited salary increases for the 2007 calendar year, Robert L. Butchofsky, our Chief Executive Officer, believed it was appropriate for him to set an example and proposed a 10% reduction in his base salary for 2007 to the Executive Compensation Committee of our Board of Directors. On April 16, 2007, the Executive Compensation Committee approved the 10% reduction in Mr. Butchofsky’s base salary, retroactive to January 1, 2007, as proposed. As a result, Mr. Butchofsky’s salary has been reduced from US $481,481 (CAD $546,000) to US $433,333 (CAD $491,400) for the 2007 calendar year.
          Mr. Butchofsky’s salary is paid in Canadian dollars and therefore the stated amount of his salary represented in US dollars may change based upon the exchange rate. For purposes of this Form 8-K, the US dollar amount of Mr. Butchofsky’s base salary assumes an exchange rate using an average of 2006 noon buying rules published by the Federal Reserve Bank of New York: US$1.00 = CAD$1.1340.

SIGNATURE
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QLT INC.
Date: April 20, 2007	By:	/s/ Peter J. O'Callaghan
	Name:	Peter J. O'Callaghan
Senior Vice President, Corporate Development and General Counsel

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